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                                                               Exhibit 21.1

                        ALL AMERICAN FOOD GROUP, INC.
                             LIST OF SUBSIDIARIES

NAME OF SUBSIDIARY                       STATE OF INCORPORATION
------------------                       ----------------------

Queene Anne Distributors, Inc.           New Jersey
G.I.D Distributors, Inc.                 New Jersey
Sammy's N.Y. Bagels, Inc.                Ohio
Bagels Acquisitions, Corp.               Connecticut
St. Pete Bagel Acquisition, Inc.         Florida
Bleeker Street Bagels, Inc.              New York